UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2000

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-31353	88-0404186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 1, 3071 No. 5 Road Richmond, B.C., Canada	V6X 2T4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 718-2188

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

General

On December 31, 2000, we completed the purchase of the issued and outstanding common stock of Shenzhen Tianzifu Network Technology Ltd, ("Shenzhen Tianzifu"), a Chinese corporation. The sellers were Shenzhen Shengqi Investments Co. Ltd. (90%), Shenzhen Xinhai Industrial and Commercial Developments Co. Ltd. (9.75%) and Guangdong Green Enterprises Co. Ltd. (0.25%). The purchase and sale transaction was completed pursuant to the terms of a Share Transfer Agreement dated December 31 2000, a copy of which is attached to this report on Form 8K as an exhibit.

In accordance with the terms of the Share Transfer Agreement, the purchase price was a total of US $3,000,000.00, of which US $ 2,498,791 or 60% was paid in cash at the time of closing. The balance is due and payable in full on or before June 30, 2001. The cash portion of the purchase price was paid on the Company's behalf by Mr. Xin Chen, who is Chairman of the Board of Directors and is a principal shareholder of the Company.

The purchase price was determined through arms length negotiation with the sellers.

As more fully described below, Shenzhen Tianzifu is engaged in the sales and distribution of health food products and pharmaceuticals in China. Shenzhen Tianziful conducts its business directly and through its subsidiary, Guangdong Hong Kong Pharmaceutical Co., Ltd.

Forward Looking Statements

All statements contained in the following description of the business of Shenzhen Tianzifu which are not statements of historical fact are what are known as "forward looking statements," which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans," "intends," "will," "hopes," "seeks," "anticipates," "expects," "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of our plans and objectives with respect to the present and future operations of the plant facilities and equipment purchased from Second Pharmacy, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause us to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described below under "Background and Business of Shenzhen Tianzifu."

Background and Business of Shenzhen Tianzifu

Shenzhen Tianzifu was incorporated in China in 1994. Its registered address is 8 South Road, Dong Men, LouHu District, Shenzhen City, GuangDong Province.

Shenzhen Tianzifu Network Technology Ltd. owns and operates a major health food and medicine online sales network through which Chinese products are marketed and sold. The Company's China headquarters and controls all of the Company's current operations in China. It currenlty owns one subsidiary directly, which is Guangdong Hong Kong Pharmaceutical Co., Ltd., and is expected to serve as the headquarters for other subsidiaries of the Company in China.

Currently, Shenzhen Tianzifu operates a Chinese-language health food Web site through which it markets and sells various Chinese health food and pharmaceutical products. Its objective, though, is to centralize the management of the entire T.Z.F. network in China and to improve its efficiency and economic scale, including that of the manufacturing, sales and marketing functions. It will be responsible for expanding its own distribution network as well as the existing distribution network and channels of all the Company's current subsidiaries in China. It will be responsible for implementing the Company's plan of building 200 chain counters and stores in the top 200 department stores national wide, 50 licensed drug stores, 60 chain stores and 20 distribution centers in selected locations in China. Once Shenzhen Tianzifu has completed building the sales network platform for Chinese products, it will then seek to attract international suppliers of health food or related health care products that wish to export their products to China. Finally, in the event it is able to build relationships with international suppliers of health food or related health care products, it will seek to use this expanding international network to market Chinese health food products and herbal medicines internationally.

Shenzhen Tianzifu will seek to apply the computer, network and database technology that it has developed and is currently using in-house to consolidate, standardize and specialize its management and distribution systems in order to maximize operating efficiencies. It will attempt to implement a Retailer Management System, an Electronic Ordering System and an Electronic Data Interchange, and using this computerized network, will control the organization of the chain stores the Company plans to open.

Guangdong Hongkang Pharmaceutical Co., Ltd. is a subsidiary of Shenzhen Tianzifu. It was formed in 1995 and is located in Meixian County in Guangdong Province. It has a staff of 60 and is one of only 29 pharmaceutical wholesalers/retailers (out of 990 wholesale enterprises and 3760 retailers) to pass GMP inspection in Guangdong Province. Hengkang Pharmaceutical wholesales and retails chemical pharmaceutical preparations, antibiotic pharmaceutical preparations, Chinese traditional medicine preparations, Chinese traditional medicine tablets and health products throughout Southern China including Guanxi, Fujian and Hunan provinces.

Following our purchase of all the issued and outstanding common stock of Shenzhen Tianzifu, we took control of its business operations. At that time, we appointed Mr. Hongwei Wang as the new registered person in China, but otherwise retained all remaining management employees. It is our intention to use the facilities and employees of Shenzhen Tianzifu to continue and to expand its existing business.

ITEM 7. Financial Statements and Exhibits

a) Financial statements of the business acquired:

i) Independent Accountants' Review Report

ii) Shenzhen Tianzifu Network Technology Co., Ltd. Consolidated Balance Sheets

iii) Shenzhen Tianzifu Network Technology Co., Ltd. Consolidated Income and Retained Earnings

iv) Shenzhen Tianzifu Network Technology Co., Ltd. Consolidated Statements of Cash Flow

v) Shenzhen Tianzifu Network Technology Co., Ltd., Notes to Financial Statements, December 31, 2000

(b) Pro forma financial information:

i) Report on Examination of Pro Forma Financial Information

ii)  Pro Forma Condensed Consolidated Balance Sheets

iii) Unaudited Pro Forma Statement of Operations, January 1, 1999 to December 31, 1999

iv) Unaudited Pro Forma Statement of Operations, January 1, 2000 to September 30, 2000

(c) Exhibits

The following exhibits are filed as part of this Current Report on Form 8K:

Exhibit 2.1 - Share Transfer Agreement, dated December 31, 2000, between the Company and Shenzhen Tianzifu Network Technology, Ltd.

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

No.11/2001 Sheng Peng Co.

To Shenzhen Tianzifu Network Technology Co., Ltd.

We have reviewed the accompanying Balance Sheet of Shenzhen Tianzifu Network Technology Co., Ltd. as of December 31, 2000, and the Statements of Operations, Cash Flows of year 2000. These financial statements are the responsibility of the Company's management. We are the responsibility of reviewing.

We conducted our review in accordance with standards established by the China Institute of Certified Public Independent Accountants. During a review of interim financial information, we randomly complied with applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters under the company real circumstances.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with China Enterprise Accounting Principles and China Industry Enterprise Accounting Principles.

Shenzhen Pengcheng Certified Public Accountants

Zhang, Guanglu

Shenzhen, China

January 15, 2001

Shenzhen Tianzifu Network Technology Co., Ltd.

Consolidated Balance Sheets

December 31, 2000 - Unit: US $

	NOTES	YEAR BEGINNING	YEAR ENDING
ASSETS
Current Assets
Cash	1	4,338.99	416,993.99
Accounts receivable	2	69,818.30	274,132.36
Prepaid accounts	3	92.07	23,261.18
Other accounts receivable	4	48,367.59	1,871,779.62
Inventory	5	-	12,032.57
		122,616.95	2,598,199.72
Long term investment:
Long term equity investment	6	-	532,043.53
		-	532,043.53
Fixed assets:
Fixed assets, at cost	7	36,275.70	81,866.99
Less: Accumulated depreciation	7	-	3,674.00
Net fixed assets	7	36,275.70	78,192.99
		36,275.70	78,192.99
Deferred assets
Deferred assets:	8	24,183.80	74,723.82
		24,183.80	74,723.82
		183,076.44	3,283,160.06
Liabilities and Shareholder's equity
Current liabilities:
Accounts payable	9	2.42	5,443.77
Accounts payable-Welfare		-	1,385.13
Accounts payable-tax	10	142.83	151,804.18
Accounts payable-other		4.00	-
Accounts payable-other	11	74,189.22	1,183,903.93
		74,338.48	1,342,537.01
Shareholders' equity:
Share capital	12	108,827.09	1,451,027.81
Flexible Earnings	13	-	73,452.48
Retained earnings		(89.12)	416,142.76
		108,737.96	1,940,623.05
Total Liabilities and Shareholders' Equity		183,076.44	3,283,160.06

Shenzhen Tianzifu Network Technology Co., Ltd.

Consolidated Income and Retained Earnings

Year 2000

		Unit: US $

ITEMS	NOTES	THE YEAR AMOUNT
A. Revenue from Principal Business	14	1,347,541.21
Net Revenue from Principal Business		1,347,541.21
Less: Costs of Principal Business	15	984,696.30
Principal Business Tax and Addition		147.59
B. Profit from Principle Business		365,697.78
Add: Profit from Other Business		316,745.30
Less: Expense From other Business		34,508.54
Operation Expense		12,168.83
Management Expense		21,125.68
Financial Expense		(111.65)
C. Profits from Operation		609,154.18
Less: Non-business Costs		50.79
D. General Profits		609,103.39
Less: Income Tax		119,419.03
Net Profits		489,684.36
Add: Retained Earnings of Year Beginning		(89.12)
E. Retained Earnings		489,595.24
Less: Draw out Legible Common Deposit		73,452.43
F. Dividable Profits		416,142.81
G. Retained Earning		416,142.81

Shenzhen Tianzifu Network Technology Co., Ltd.

Consolidated Statement of Cash Flow

January - December 2000

Unit: US$

ITEM	AMOUNT
A. Operating Activities
Cash from Sales and Providing Labor	1,472,444.42
Cash from Other Operating Activities	2,305,304.90
3,777,749.32
Cash Paid for Purchasing	1,011,169.06
Cash Paid for Employees	51,713.78
Value Income Tax	7,769.29
Tax Other from Value	159.73
Cash Paid for Other Operating Activities	3,176,991.04
4,247,802.90
Net Cash Flows from Operating Activities	(470,053.58)
B. Cash Derived from Investing activities
Cash from Other Investing Activities	1,378,476.42
1,378,476.42
Cash Paid for Purchasing Fixed Assets, Intangible Assets and other Long Term Assets	(495,767.84)
(495,767.84)
Net Cash Flows from Investing Activities	882,708.59
C. Financing Activities
Cash from Debts	-
Cash Received from Other Financing Activities	-
-
Cash Paid for Interest	-
Cash Paid for other Financing Activities	-
-
Net Cash Flows from Financing Activities	-
D. Amount Effected by Currency Exchange	-
E. Net Increased amount of Cash and Cash Equivalent	412,655.00
1. Investing and Financing Activities not Requiring Use of Cash	-
2. Cash Flows from Adjusting Net Profits to Operating Activities
Net Profits	489,684.36
Add: Bad Debt Preparing or Write off Bad Debts	-
Depreciation	3,674.00
Amortized Intangible Assets and Other Assets	18,801.19
Reduced Amortized Expenses(less: Increased)	-
Financial Expenses	(111.65)
Reduced Inventory (less: Earnings)	(12,032.57)
Loss of Investing(less: Earnings)	-
Deferred Tax (Less: Debt)	39,213.20
Increased Accounts Payable (less: Reduced)	956,548.68
Reduced Accounts Receivable (Less: Increased)	(1,965,830.80)
Other
Net Cash Flows from Operating Activities	(470,053.58)
3. Net increased of Cash and Cash Equivalent
Cash of Year Ending	416,993.99
Less: Cash of Year Beginning	4,338.99
Net Increased of cash and cash Equivalent	412,655.00

Shenzhen Tianzifu Network Technology Co., Ltd.

Notes to Financial Statements

December 31, 2000

(In U.S. Dollars)

(Audited)

Note 1. ORGANIZATION AND NATURE OF BUSINESS

The Company's former name was Shenzhen Xinhai Trading Corporation. It was incorporated on December 27, 1994, and registration number of business license was SHEN SHI NO 1752. Registered capitals were 1,451,027.81. Major business includes trading business in China, material supply, computer network development and information consultant

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Accounting

"Enterprise Accounting Principle,", "Product Trading Enterprise Accounting Principle"

Period of Accounting

Fiscal year ends by calendar year (From January 1 to December 31.)

Book-keep and price calculation principle

Accounting reviewing depends on the right and response principle and calculation by historic cost.

Method of local currency

Reviewing and bookkeeping relied on US$ base as local currency.

Principle and method of bad debits

If debtor bankrupts, debits could be not returned by court decision; debtor died, debits could be not returned by any responders or heritages; debtor could not return for a long time, the debits will belong to bad debits after certified recognization. Bad debits reviews by direct reviewing-deleting principle.

Inventory calculation

Inventory divided by purchased product and inventory product. Inventory calculates at real cost of receiving and at first in first out when sale.

Long term investment calculation

If long term investment is below 20% and no significant influence, calculation on cost principle. If long term investment is below or over 20% and has significant influence, calculation on rights and profits principle. If long term investment is 50% or below 50% and has control right, calculation on rights and profits principle, also input in financial statement.

Fixed assets and depreciation

Fixed assets are buildings, mechanic devices, shipping devices and other devices, tools related with producing business , which used over one year. If they are not producing equipments, they have to be over two year use and valued over US$ 241.

Fixed assets calculate at real cost price when getting. Depreciation calculates by average year principle. Fixed assets minus depreciation and estimated use years, to become depreciation rate.

	Year of Use	Annual Depreciation Rate
Building	20	4.75%
Mechanic Devices	5	19%
Shipping Devices	5	19%
Other Devices	5	19%

Long term amortization

Long term amortization by 5 years.

Income verification principle

The company transfers the risk and return of product ownership to purchasers. The company no longer owns the continued management rights and real controlling rights. Related income has received or got invoices. That means approaching the income.

Method and range of consolidated financial statement

Financial statement is made by China Financing Bureau principle. Company makes consolidated financial statement with Meixian County Hengkang Pharmaceutical Company herein.

Note 3. TAX

	Method of Tax	Tax Rate
Value increased tax	sales revenue	4%
Sales tax	sales income	5%
City maintenance fee	flow tax	1%
Education additional fee	flow tax	3%
Income tax	income tax	15%

Note 4. MAJOR ITEMS NOTES

1. Cash and short term

December 31, 2000
Cash	9,154.54
Bank deposit	407,839.44
Total	416,993.98

2. Accounts receivable

	December 31, 2000	Percentage
1 year	267,349.87	97.5%
1 - 2 years	6,782.48	2.5%
Total	274,132.36

Four largest accounts receivable

Shangrao Jiuyuan Co.	purchase	120,943.16	1 year
Huijiatian Info. Consultant Co.	transfer	120,918.98	1 year
Xinjiang Fukang Hospital	purchase	3,806.79	1 year
Xinjiang Wurumuqi Medical Co.	purchase	24,464.82	1 year

3. Payment in advance

1 - 2 years	23,261.18	100%

Wangton Arts Co.	construction fee	3,264.81	1 year
Guangzhou Lianxiang	purchase	8,969.77	1 year
Puning Medicine Co.	purchase	11,026.59	1 year
Total		23,261.18

4. Other receivable

End of 2000
1 year	1,871,779.61	99.14%

Details
Fu Li Hua	associate	410,519.95	1 year
Shenzhen Shengqi	management	1,354,292.62	1 year
Revenue China	borrowed	12,091.89	1 year
Li Zhang	borrowed	18,611.12	1 year
Huishan Xu	borrowed	12,515.11	1 year

5. Inventory

Inventory - 12,032.56

6. Long-term investment

To: Meixian County Hengkang Pharmaceutical Company

Period Increasing	End of period	Investment Percentage
532,043.53	532,043.53	88%

In December 2000, company invested to prepare setting Meixian County Hengkang Pharmaceutical Company. Hengkang is not starting running business yet. Hengkang is not in this consolidated financial statement.

7. Fixed assets and accumulated depreciation

	January 1, 2000	annual increased	annual decreased	December 31, 2000
Original cost
Buildings	36,275.69			36,275.69
Electronic devices		45,591.29		45,591.29
Total	36,275.69	45,591.29		81,866.98
Depreciation
Buildings		2,914.14		2,914.14
Electronic devices		759.85		759.85
Total		3,674.00		3,674.00
Net	36,275.69

8. Deferred Assets
	Beginning	Increasing	Decreasing	End of Year
Health-Web Opening fee	24,183.79	69,341.21	18,801.18	74,723.82

9. Accounts payable

By December 31, 2000, Accounts payable were 5,443.77. No accounts payable to 5% over shareholders.

10. Tax payable

	January 1, 2000	Should Pay Amt.	Paid Amt.	December 31, 2000
Value increased tax	133.48	24,313.14	7,769.29	16,677.34
Construction tax	9.34	102.46	111.81
Education additional	4.00	43.91	47.91
Profits tax		119,419.45		119,419.45
Income tax		15,707.37		15,707.37
Total	146.83	159,586.33	7929.01	151,804.17

11. Other payable

By December 31, 2000, other payables were 1,183,903.93. No payable to5% over shareholders.

12. Net received capital

	Amount	Percentage
Shenzhen Xinhai Trading	141,475.21	9.75%
Guangdong Geling	3,627.56	0.25%
Shenzhen Shengqi Investment	1,305,925.03	90%
Total	12,000,000.00	100%

Above net received capital was verified by Shenzhen Yiexin Accountants. Its report number is (200) No. 143.

13. Profit accumulation

December 31, 2000
Profits accumulation	48,968.31
Common weal fund	24,495.04
Total	73,463.36

14. Product sale income and cost

	Income	Cost	Gross profit
Normal sales	1,347,541.21	984,696.30	73.07%

15. Other profits

	Other business income	Other business cost
Technology transfer fee	241,837.96	30,893.08
Financing income	36,033.85	1,801.69
Maintenance income	36,275.69	1,813.78
Total	314,147.52	34,508.56

Note 5. RELATED PARTY AND BUSINESS

1. Related party

Shenzhen Shengqi Investment Inc. was incorporated in Shenzhen of China. Registered capital was 1,209,189.84. Major business is investment. Prior to the purchase of all issued and outstanding shares by TZF International Investments, Ltd., it held 90% shares of this company.

2. Business

Related business is charging on financing of Shenzhen Tianzifu. Shengqi guarantees Shenzhen Tianzifu has 12% annual return. Shenzhen Tianzifu appointed Shengqi to manage RMB 1,354,292.62 from October 12, 2000 to October 12, 2001, and profits on this investment will be 36,033.85.

Note 6. OTHER EVENTS

No other significant events by the end of 2000.

REPORT ON EXAMINATION OF PRO FORMA FINANCIAL INFORMATION

To the Directors of T.Z.F. International Investments, Inc.

We have examined the pro forma adjustments reflecting the transaction described in Note 1 and the application of adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of T.Z.F. International Investments, Inc. as of December 31, 2000, and the pro forma condensed statement of income for the year then ended. The historical condensed financial statements are derived from the historical financial statements of T.Z.F. International Investments, Inc., which were audited by us, and of ShenZhen Tianzifu Network Technology Ltd., which were reviewed by other accountants, appearing elsewhere herein. Such pro forma adjustments are based upon management's adjustments described in Note 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the abovementioned transaction described in Note 1, the related pro forma adjustments give appropriate effect to those adjustments, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of December 31, 2000, and the pro forma condensed statement of income for the year then ended.

Moen and Company

Chartered Accountants

February 28, 2001

Vancouver, Canada

T.Z.F. International Investments, Inc.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Pro Forma Condensed Consolidated Balance Sheets

December 31, 2000 (In US Dollars)

ASSETS	TZF Dec. 31, 2000 (consolidated, excluding TZF Jiangsu and Shenzhen TZF Net)	Shen Zhen TZF Net Dec. 31, 2000 (1)	Shen Zhen TZF Net Adjustments	Pro Forma Consolidated Dec. 31, 2000
Current Assets
Cash and cash equivalents	$246,261	$416,994		$$663,255
Accounts receivable	1,956,489	791,619		$2,748,108
Advance to TZF Net		23,260		23,260
Prepaid expenses and deposits	11,424	-		11,424
Subscriptions receivable	406,434	-		406,434
Short-term investment - secured	-	1,354,293		1,354,293
Inventories, at lower cost or market	371,149	12,033		383,182
TOTAL CURRENT ASSETS	2,991,757	2,598,199		5,589,956
Investment in Acquisitions	4,877,092	-	(3,090,501)	1,786,591
Investment in Guangdon Hongkang Medical Company	-	532,044		532,044
Fixed Assets	1,852,424	78,193		1,930,617
Intangible Assets	4,066,186	74,724		4,140,910
Goodwill, at cost	147,177	-	1,059,377	1,206,554
TOTAL ASSETS	$13,934,636	$3,283,160	$(2,031,124)	$15,186,672
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank loans - secured	483,676	-		483,676
Accounts payable and accrued	268,559	1,342,537	(609,091)	1,002,005
Payable on acquisition of Shen Zhen Tianzifu Network Technology, Ltd.			518,590	518,590
Management fees payable	150,004	-		150,004
Due to related parties, unsecured, non-interest bearing, with no specific terms of repayment	515,053	-		515,053
TOTAL CURRENT LIABILITIES	1,417,292	1,342,537	(90,501)	2,669,328
Deferred liabilities - pension	212,562	-		212,562
TOTAL LIABILITIES	1,629,854	1,342,537	(90,051)	2,881,890
Stockholders' equity
Capital stock authorized: 100,000,000 common shares at $0.0001 par value; issued: 35,897,309 common shares (1999 - 1,600,000 shares) - par value	3,590	1,451,028	(1,451,028)	3,590
Paid in capital in excess of par value of stock	11,892,840	-		11,892,840
Retained earnings (deficit) accumulated during the development stage	403,969	489,595	(489,595)	403,969
Cumulative translation	4,383			4,383
	12,304,782	1,940,623	(1,940,623)	12,304,782
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$13,934,636	$3,283,160	$(2,031,124)	$15,186,672

See Notes to Pro Forma Financial Statements

T.Z.F. International Investments, Inc.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Unaudited Pro Forma Statement of Operations

(Relating to Acquisition of ShenZhen TZF Net) (In US Dollars)

	TZF - for the period Jan. 1, 1999 to Dec. 31, 1999	ShenZhen TZF Net- for the period Jan. 1, 1999 to Dec. 31, 1999	Pro Forma - for the period Jan. 1, 1999 to Dec. 31, 1999
REVENUE
Sales	$ -	$ -	$ -
Interest income	956	-	956
	956	-	956
Operating costs
General and administrative expenses	8,471	-	8,471
Net profit (loss)	$(7,515)	$ -	$(7,515)
Net profit per share			$0.00
Weighted average shares outstanding			6,000,000

Note: date of inception of business of ShenZhen TZF Net was May 1, 2000.

See Notes to Pro Forma Financial Statements.

T.Z.F. International Investments, Inc.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Unaudited Pro Forma Statement of Operations

(Relating to Acquisition of Shen Zhen TZF Net) (In US Dollars)

	TZF - for the period Jan. 1, 2000 to Sep. 30, 1999	ShenZhen TZF Net- for the period Jan. 1, 2000 to Dec. 31, 2000	Pro Forma - for the period Jan. 1, 2000 to Dec. 31, 2000
REVENUE
Sales	$1,868,276	$1,347,541	$3,215,817
Other income	227,464	314,148	541,612
	2,095,740	1,661,689	3,757,429
Cost of Sales	887,649	984,843	1,872,492
Gross Profit	1,208,091	676,846	1,884,937
Operating costs
Selling expenses		34,509	34,509
General and administrative expenses	543,092	33,234	576,326
Stock based compensation	252,400		252,400
	795,492	67,743	863,235
Profit (loss), before income tax	412,599	609,103	1,021,702
Income tax		119,419	119,419
Net Profit (loss)	$412,599	$489,684	$902,283
Net Profit per share			$0.05
Weighted average shares outstanding			17,717,212

See Notes to Pro Forma Financial Statements

T.Z.F. International Investments, Inc.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

(A Development Stage Company)

Notes to Unaudited Pro Forma Financial Statements

Note 1. Business Transaction - ShenZhen TZF Net

By a Share Transfer Agreement dated December 31, 2000, the Company completed the purchase of Shenzhen Tianzifu Network Technology, Ltd. ("Shenzhen TZF Net") (formerly Shenzhen Zinhaihu Industry Trading & Development Co., Ltd.), a Chinese corporation, and including its subsidiary, Meixian County Hengkang Pharmaceutical Company. The purchase price is $3,000,000 of which $2,481,410 was paid. The balance of $518,590 is recorded as payable on acquisition as a current liability in these financial statements.

The major businesses of Shenzhen TZF Net are pharmaceutical businesses in China, materials supply, computer network software and hardware development and business information consultant or organization.

Shenzhen TZF Net owns and operates a major health food and medicine online sales network through which Chinese products are marketed and sold in China. It also serves as T.Z.F.'s China headquarters, as it owns one subsidiary directly, which is Meixian County Hengkang Pharmaceutical Company, and will control the operations of all current and future T.Z.F. subsidiaries in China.

Assets and liabilities of Shenzhen TZF Net at December 31, 2000, were as follows:

ASSETS
Cash and cash equivalents	$416,994
Accounts receivable, trade	274,132
Short-term loans	517,487
Inventories	1,354,293
Prepaid expenses	12,033
Fixed assets, net of amortization	23,260
Investment in subsidiary,	78,193
Meixian Hengkang Pharmaceutical Company	532,044
Deferred website development costs	74,724
3,283,160
Liabilities
Accounts payable, trade	6,829
Accounts payable, others	1,183,904
Taxes payable	151,804
1,342,537
Net assets	1,940,623
Goodwill on acquisition	1,059,377
Total payments required on acquisition	3,000,000
Amounts paid by December 31, 2000	2,481,410
Amounts unpaid at December 31, 2000, recorded as a current liability in these financial statements	$518,590

Note 2. Accounting Adjustments to Pro Forma Balance Sheets

Descriptions to accounting adjustments are as follows:

1. Acquisition of Shen Zhen TZF Net for cash of $2,481,140 and balance of $518,590 carried as a current obligation.

2. Elimination on consolidation and recording of goodwill on purchase.

Note 3. Accounting Purchase Method

The abovementioned acquisitions will be accounted for as a purchase, with the assets acquired and the liabilities assumed recorded at fair values and the results of operations of ShenZhen Tianzifu Network Technology, Ltd. are included in the Company's consolidated financial statements from the date of acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

By:/S/ JOHNSON CHUNG YU

Johnson Chung Yu, President

Date: March 27, 2001

Exhibit 2.1 - Share Transfer Agreement, dated December 31, 2000, between the Company and Shenzhen Tianzifu Network Technology Ltd.

Share Transfer Agreement

Transferor: Shenzhen Shengqi Investments Co. Ltd. (hereinafter referred to as "Party A")

Shenzhen Xinhai Industrial and Commercial Developments Co. Ltd. (hereinafter referred to as "Party B")

Guangdong Green Enterprises Co. Ltd. (hereinafter referred to as "Party C")

Transferee: T.Z.F. International Investments, Inc. (hereinafter referred to as "Party D")

WHEREAS Shenzhen Tianzifu Network Technology Ltd. (hereinafter referred to as "Shenzhen Tianzifu") possess its independently developed health food e-commerce technologies platform, a feasible business plan for the opening of 260 special health food counters and stores in China and firm intent to acquire Shanxi Medicine Materials Supply and Marketing Company and Guangdong Hongkang Pharmaceutical Co. Ltd. (Letters of Intent concerning the acquisition have been entered into by the parties and contracts are being finalised.). NOW THEREFORE in order to develop the business of Party D in China's pharmaceutical and health food industry, the parties hereby agree on the following terms and conditions concerning the transfer of all the shares that Party A, Party B and Party C hold in Shenzhen Tianzifu to Party D.

1. The parties acknowledge and confirm that Shenzhen Tianzifu was incorporated in 1994 with a registered capital of RMB12 million. Party A holds 90%, Party B holds 9.75% and Party C holds 0.25% of all issued and outstanding shares in Shenzhen Tianzifu.

2. The parties agree with each other that Party A shall transfer its 90% shares in Shenzhen Tianzifu for US$2.7 million, Party B shall transfer its 9.75% shares in Shenzhen Tianzifu for US$292,500, and Party C shall transfer its 0.25% shares in Shenzhen Tianzifu for US$7,500 to Party D. The total transfer price is therefore US$3 million.

3. The initial payment of the transfer price by Party D in the amount no less than 60% of the total transfer price shall be paid on or December 31, 2000, with the balance to be paid on or before June 30, 2001.

4. The parties agree with each other that upon the payment and receipt of the initial transfer price as provided for above, the ownership of Shenzhen Tianzifu shall be transferred to Party D and Party D shall be entitled to all the profits and responsible for all the losses commencing on January 1, 2001.

5. The principal shareholder of Party D has agreed to pay on behalf of Party D the initial transfer price prior to Party D's completion of financing. Party D shall make full payment upon completion of its financing and in any case no later than the date referred to above.

6. In view of the regulations governing China's pharmaceutical and health food retail and chain stores as well as internet business and Party D's actual payment, the parties specifically agree that:

The shares in Shenzhen Tianzifu shall be deposited in escrow by Shenzhen Huitongfa Enterprises Co. Ltd., and the alteration of corporate registration and forwarding of share certificates shall be completed in view of relevant laws and Party D's actual payment.

This Agreement shall be effective once signed by the parties and shall be kept in 4 copies with each party maintaining 1 copy. All the copies have equal validity and effect.

Party A: Seal of Shenzhen Shengqi Investments Co. Ltd.

Party B: Seal of Shenzhen Xinhai Industrial and Commercial Developments Co. Ltd.

Party C: Seal of Guangdong Green Enterprises Co. Ltd.

Party D: Seal of T.Z.F. International Investments, Inc

Dated: December 31, 2000